Exhibit 10.9

Distribution Agreement

This Distribution Agreement (this “Agreement”) is made and entered into as of this 29 day of November, 2022 (“Effective Date”), by and between ZOOZ Power Ltd. (fka: Chakratec Ltd.) , a company existing under the laws of the State of Israel with its principle place of business located at Hamelacha 4, Lod, Israel (the “Company”), and Blink Charging Co., a company registered under the laws of the State of Nevada, with its main offices at 605 Lincoln Road, 5th floor Miami Beach, FL 33139 (“Distributor”). Company and Distributor shall be referred to each as a “Party” and collectively, as the “Parties”. Capitalized terms used herein and not otherwise defined shall the meaning ascribed to them in the Collaboration Agreement (as defined below).

WHEREAS,	On February 17, 2020 the Parties executed that certain Collaboration Agreement (the “Collaboration Agreement”), under which the Parties set forth their understanding and intentions regarding the Project;

WHEREAS,	The Parties are in the development stage in accordance with the Project Plan, and wish to set forth in writing their understandings regarding the Commercialization Stage; and

WHEREAS,	the Company and Distributor wish to enter into this Agreement, whereby the Company will appoint Distributor to distribute, market, sell or deploy the Products (as defined below), as standalone and/or as a Combined Product, on a non-exclusive basis, in the United States of America and in other territories to be mutually agreed by the Parties in writing (the “Territory”), all subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms, conditions and covenants herein contained, the Parties hereto agree as follows:

1.	Framework; Appointment

1.1.	This Agreement establishes the framework terms and conditions under which the Company shall sell and/or provide Products to Distributor, and Distributor shall purchase and/or receive Products from the Company, and resell and/or offer such Products to customers under certain deployment models described in the Commercial Arrangement Schedule attached as Exhibit B (the “Commercial Arrangements”).

1.2.	In addition the Commercial Arrangement set forth in Exhibit B (i.e., reseller model), the Parties agree to discuss in good faith the different business terms and conditions and establish certain additional Commercial Arrangements, such as the deployment or business model(s), which may include: (i) Blink owned model; (ii) Blink hybrid model; and (iii) Blink lease model which may be utilized by Distributor to distribute the Products within the Territory, by the later of (a) 12 months as of the Effective Date of this Agreement and (b) 6 months as of the Company’s notice that the Product is commercially ready for distribution and deployment within the Territory, or upon the Parties’ mutual written consent (either Subsection (a) or (b) shall be defined as the “Target Date”).

1.3.	The Company hereby appoints Distributor and Distributor accepts such appointment, as its authorized, non-exclusive distributor in the Territory, subject to the terms and conditions set forth in this Agreement and Distributor’s compliance therewith. During the Term, Distributor shall have the right to resell the Products within the Territory, and subject to the establishment of the various Commercial Arrangements, to deploy the Products under such arrangements.

1.4.	Distributor shall purchase and/or cause its customers to purchase those Company Products, as set forth in Exhibit A attached hereto (the “Products”).

1.5.	It is hereby explicitly clarified and agreed that the Company reserves the right to directly or indirectly (by itself or through any sales channel, partner or representative of its choosing) promote, market, sell and/or distribute the Products in the Territory during the Term of this Agreement. Notwithstanding the foregoing, the Parties will discuss in advance marketing efforts or plans if the Distributor is distributing, selling or deploying Products within the Territory.

1.6.	It is hereby explicitly clarified and agreed that, subject to the terms and conditions set forth in Section 15 below the Distributor reserves the right to directly or indirectly (by itself or through any sales channel, partner or representative of its choosing) promote, market, sell and/or distribute any product similar to the Products in the Territory during the Term of this Agreement.

1.7.	Distributor shall not, without the Company’s prior written consent, distribute, sell, advertise or solicit orders for the sale or distribution of the Products outside of the Territory, nor shall it sell the Products to any person or entity that intends to resell them outside the Territory.

1.8.	Subject to the provisions of Section 1.2 above, during the Term, the Company will make available to Distributor any updates or modifications to Products that are made generally available by Company on the same terms applicable to the Products under this Agreement. In addition, it is the Company’s intention that Distributor shall also distribute new products and/or new releases of similar Products (together, “New Releases”). Accordingly, once such New Releases become available, the Parties shall discuss in good faith the relevant terms for the purchase and distribution by Distributor of such New Releases.

2.	Term and Termination

2.1.	The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years thereafter (“Term”), unless earlier terminated pursuant to this Agreement or unless earlier expired pursuant to the provisions of Section 1.2 above. The Parties may, by mutual written consent, extend the Term for additional periods of two (2) years each.

2.2.	Notwithstanding anything to the contrary herein, and without derogating from any other right or remedy available to the Parties hereunder or at law, either Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party, in the event the other Party: (i) enters into liquidation or bankruptcy proceedings, whether voluntary or compulsory, and such proceedings are not terminated or discharged within 60 days, makes a general arrangement with its creditors, or ceases to conduct its business in the ordinary course; or (ii) fails to fulfill a material obligation or undertaking herein and does not rectify such failure, to the extent possible to rectify, within forty five (45) days after receiving a written demand to do so.

2.3.	The following shall apply with respect to the expiration or termination of this Agreement, howsoever arising:

2.3.1.	In no event shall any termination of this Agreement, in itself, affect any rights or obligations accrued or existing at the time of such termination or arising out of such termination, nor shall Distributor be entitled to any compensation for loss of goodwill, customers, profits, expenses or for any other loss or damage arising as a result of the expiration or termination of this Agreement howsoever arising.

2.3.2.	Distributor shall immediately cease all of its distribution, marketing and sales activities relating to the Products and all rights afforded hereunder to the Distributor to use the Trademarks (as defined below) shall expire upon such termination or expiration,.

2.3.3.	Distributor shall make reasonable efforts within 30 days following the termination or expiration of this Agreement, to return to the Company all (i) demonstration units or other Products that are in Distributor’s possession, and (ii) sales and promotional materials which were supplied by the Company for use by Distributor in performing its duties under this Agreement.

3.	Representations and Warranties of the Parties

3.1.	Each Party hereto represents and warrants to the other Party that:

3.1.1.	It has full corporate power and authority to execute this Agreement and to perform its obligations hereunder and all corporate action on its part necessary for the authorization, execution, delivery and performance of this Agreement by it have been taken.

3.1.2.	This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation on its part, enforceable in accordance with its terms.

3.1.3.	The execution, delivery and performance of this Agreement will not result in the breach or violation of any law or regulation applicable to it or any contract or commitment by which it is bound.

3.1.4.	It is not required to obtain any permit, authorization, license or consent from any third Party, which has not already been obtained from such Party prior to the Effective Date (and a true copy of which has been provided to the other Party hereto), in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

3.2.	In addition to the aforesaid, Distributor represents and warrants that it has the required knowledge, experience and financial capacity to fulfill his obligations hereunder, that it has previous experience and knowledge regarding the market of the Products in the Territory, that it has received and reviewed all the information required by Distributor, and that it has evaluated the merits of this Agreement before executing it.

3.3.	In addition to the aforesaid, provided that Distributor’s actual purchases of Products during a relevant period materially conforms with the initial forecast provided by Distributor as set forth in Section 4.1 during such period, the Company represents, warrants, covenants and agrees that all material contract terms (including without limitation prices, charges, benefits, warranties, rebates, discounts, incentives, marketing commitments, customer support, or account representation, and any other material terms) (together, “Contract Terms”) granted to Distributor solely under this Distribution Agreement and the Commercial Arrangements (as defined below) as applicable to the Distributor under this Agreement as shall be agreed in accordance with Section 1.2 above, are at least as favorable to Distributor as the Contract Terms that the Company has heretofore offered to any person or entity in the Territory with similar volume of purchases or deployment (under the agreed upon Commercial Arrangements) and business potential as Distributor (or anticipated similar volumes of purchases during the initial 12 months of this Agreement). Subject to the foregoing and to the extent permitted under applicable law including anti-trust laws and regulations, if at any time after the Effective Date of this Agreement, the Company contracts with any other person or entity in the Territory which has similar volume of purchases and business potential as Distributor for the Distribution of the Products under this Distribution Agreement and the Commercial Arrangement(s) as applicable to the Distributor with any Contract Terms that are more favorable to such person or entity, the Company will notify Distributor of such more favorable Contract Terms. The Company will entertain the Distributor’s demand that such more favorable Contract Terms be available to Distributor, retroactive to the date of any such contract for the remaining Term of this Agreement, or a shorter period if such favorable terms to such person or entity were temporary or were later revoked. Any such Contract Terms that the Distributor elects to accept shall automatically be included in this Agreement without need for further amendment.

4.	Forecasting and Purchase Orders

4.1.	Forecasts. Subject to and as of the Parties’ agreement on the Commercial Arrangements, as of the Target Date, by the fifteenth day of each calendar quarter during the Term, Distributor shall deliver to the Company a rolling forecast covering the upcoming twenty four (24) calendar months, setting forth, among other things, a monthly estimate of the quantity of Products Distributor anticipates purchasing from the Company during said twenty four (24) month period. Any forecasts provided by Distributor are for planning purposes only and do not constitute a Purchase Order or any other commitment by Distributor. The initial forecast for the first twenty four (24) months as of the Target Date, shall be attached to this Agreement as Exhibit A-1.

4.2.	Purchase Orders. Distributor will place orders for the Products to be purchased by it by means of written purchase orders delivered to the Company as provided herein (“Purchase Orders”). Each Purchase Order shall refer to this Agreement and state the quantities, type(s), Business Model (as defined below) and requested delivery dates of the Products ordered thereunder.

4.3.	Lead Time. Minimum lead times for delivery of the Products shall be mutually agreed by the Parties, in writing, following the Company’s receipt of the Distributor’s initial forecast pursuant to Section 4.1 above.

4.4.	Each Purchase Order will be subject to acceptance by the Company, which may reject a Purchase Order only if the terms of such Purchase Order are not in accordance with the provisions of this Agreement and/or contain purchase terms not agreed by both Parties in writing, and shall become binding upon the Company upon its written acceptance thereof.

4.5.	Unless the Company expressly agrees in writing, the terms and conditions of any Purchase Order issued by Distributor and any acceptance thereof by the Company, shall not alter the terms and conditions of this Agreement, which shall prevail if such terms are in conflict with any such Purchase Order.

5.	Commercial Arrangements and Terms of Sale

5.1.	Distributor shall purchase and or receive (as applicable) each Product from the Company and sell such Product to the customer under one of the Commercial Arrangements and terms of sale substantially in the form set forth in Exhibit B hereto attached. The Parties shall mutually agree on the applicable Commercial Arrangement to be used for each sale of a Product on a case-by- case basis. Notwithstanding anything herein or in Exhibit B to the contrary, during the first year of the Term, Distributor shall not provide any of its customers with a separate price quote for the Product as a stand-alone component, nor disclose to any customer the price of the Product as a stand-alone, without the Company’s prior written approval, which shall not be unreasonably withheld.

5.2.	The payment of all amounts due to the Company under this Agreement shall be made net of any taxes, levies, charges or fees, and no deduction of any kind shall be made from the amounts invoiced by the Company, for any reason whatsoever, and any taxes, VAT, charges, levies or duties payable in the Territory, shall be borne and paid solely by the Distributor, unless such charges are designed to be charged to the manufacturer or the importer.

5.3.	Any amount due to the Company which is not paid on its due date shall bear interest from said due date until the date of actual payment, at a rate of 1% per month.

6.	Delivery

6.1.	Subject to Section 4.3 above, the estimated delivery schedule and terms for each Purchase Order will be agreed upon by the Company and Distributor, in writing, from time to time.

6.2.	Unless specifically agreed with respect to any particular Purchase Order, all deliveries to Distributor shall be Ex Works (Incoterms 2010) at the principal place of business of the Company.

6.3.	Should circumstances arise that may result in a delayed delivery by the Company, it shall notify Distributor of such circumstances, in which event Distributor may, as its sole and exclusive remedy and Company’s sole and exclusive liability, cancel the applicable Purchase Order and receive a refund of all amounts prepaid in connection therewith. Delays of up to 90 days shall not be deemed to be a breach hereunder and shall not entitle Distributor to cancel any Purchase Order. Notwithstanding the foregoing, any delay in delivery of a Product under a Purchase Order shall qualify for a discount from the purchase price at a 1% per month rate.

7.	Permits, Regulations and Insurance

7.1.	Distributor shall be responsible for applying for and obtaining, at its sole cost and expense, any and all approvals, licenses, permits or other authorizations required, necessary, or desirable for the import into and/or the distribution, sale, installation, operation or otherwise handling of the Products in each of the countries in the Territory, (collectively “Permits”). The Company shall provide reasonable assistance to Distributor in connection with obtaining the Permits by providing any information with respect to the Products as may be reasonably required. All applications for Permits, to the extent legally permissible, shall identify the Products as originating with the Company and shall be issued and registered in the name of the Company. If such issuance is not possible, upon termination, expiration or nonrenewal of this Agreement, such Permits shall be promptly transferred to the Company or its designee without charge, or if such transfer is prohibited by applicable law, Distributor will promptly cause such Permits to be canceled and revoked at its expense. Notwithstanding the foregoing, the Company shall, at its own expense, be solely and exclusively responsible to obtain UL or CE certificate as applicable for the Products.

7.2.	Each of the Company and Distributor shall maintain appropriate insurance with a reputable insurer in a reasonable scope to cover the risks derived from its activities under this Agreement, including, at least, product liability insurance and professional liability insurance (to the extent applicable). Either Party shall include the other Party as an additional insured under Distributor’s insurance policy, which shall include a “Cross Liability” section, according to which the insurance will be seen as if it was formulated separately to each individual of insured individuals.

8.	Marketing and Distribution

8.1.	Distributor shall use its best commercial efforts to promote and extend the distribution and sale of the Products in the Territory. In the event that Distributor resells the Product to its customers, Distributor shall have the sole and exclusive right to decide on the engagement terms in each such sale to its customers within the Territory.

8.2.	The Company shall provide Distributor with promotional materials in the English language that the Company prepares for its worldwide market, subject to the provisions of Section 11 below.

8.3.	Distributor may prepare promotional materials, at its own cost, for use within the Territory. All such promotional materials shall be subject to Company’s prior review and written approval.

8.4.	The Company may, upon its sole discretion, at its own expense, and upon prior coordination with Distributor, send to the Territory, its own personnel to participate and assist in all distribution and sales activities of Distributor, including in public relation activities, and Distributor shall cooperate with Company’s personnel and assist them to the extent reasonably required. Company’s personnel shall cooperate with Distributor’s personnel and not interfere with their sales activities. Additionally, any new customers which have not already been engaged and/or in communication with the Company or its other business partners met during these sales and public relations activities shall be considered the customers of Distributor’s.

8.5.	Notwithstanding anything to the contrary herein, Distributor shall not make any representation or warranty concerning the Products other than those representations contained in written specifications, sales material, manuals and instructions provided to it by the Company, or otherwise published or approved in writing by the Company for this purpose.

9.	Maintenance

9.1.	Unless otherwise set forth in Exhibit B hereof and/or under an applicable binding Purchase Order, after-sale tier 1 support services and maintenance of the Products sold by Distributor shall be the sole responsibility of Distributor, and Distributor undertakes that it shall be performed only by technicians of Distributor who were trained and certified by the Company and in a qualified, skilled and professional manner in accordance with the Company’s manuals, instructions and policies. Distributor shall also be responsible for the provision of adequate training to its customers regarding the proper operation and use of the Products.

9.2.	It is hereby clarified that Distributor shall bear sole responsibility for and sole liability with respect to the provision of any tier 1 after sale support services and maintenance to its customers. Under no circumstances shall the Company be obliged to directly service or support Distributor’s customers (tier 1 support).

9.3.	Without derogating from Distributor’s undertakings and responsibilities set forth herein, the Company shall have the right, at any time and at its sole and absolute discretion, to provide any after-sale support services and/or maintenance of the Products

9.4.	In addition, the Company will provide remote support services to all issues that are beyond tier-1 services. The Company and Distributor will agree on the manner such remote services might be available to Distributor’s clients.

10.	Training & Certification

10.1.	All Distributor personnel engaged in the sales, marketing, installation, commissioning, start-up, or support and maintenance of the Products must be trained and certified by the Company. Distributor shall ensure that all of Distributor’s personnel attending the Company’s training shall be qualified and experienced technician(s) and engineer(s), for each office in the Territory in which it sells the Products.

10.2.	The Company may, at its sole discretion, provide a designated representative of the Distributor with a certification training, authorizing such representative with the sales, marketing, installation, commissioning, start-up, or support and maintenance of the Products to Distributor’s personnel, in lieu of training and certification provided by the Company.

11.	Documentation

11.1.	The Company shall provide Distributor with access to the Company’s marketing material and instruction manuals released from time to time by the Company in connection with the sale, installation and maintenance of the Products, all to be used subject to the terms herein and solely for the purpose of marketing and selling, support and maintenance of the Products in accordance with the terms hereof. Distributor is hereby granted the limited right to copy or download, as applicable, such documentation, material and software, solely for the sale and maintenance of the Products. Distributor acknowledges that: (a) all such documentation, material and software, and copies thereof, and all intellectual property rights related thereto, are and shall remain the sole and exclusive property of the Company; and (b) Distributor shall have no rights with respect thereto, except for the aforesaid limited right of internal use. Distributor shall not modify, edit or enhance any such documentation, material and software, and shall maintain the copyright notices and other notices that appear therein.

12.	Joint Steering Committee

12.1.	Following the execution of this Agreement, the Parties shall establish a joint steering committee (“Committee”), which shall be responsible for managing all aspects of the collaboration between the Parties, as well as resolving any conflicts with respect thereto.

12.2.	Within thirty (30) days of the establishment of the foregoing Committee, the Committee shall meet to prepare such procedures and mechanisms as may be reasonably necessary for their operation to assure the most efficient conduct of each Party’s obligations under this Agreement.

12.3.	Each Party shall appoint up to three (3) representatives to the Committee who shall be the focal point for all strategic, business, technical, and operational matters arising in connection with this Agreement, and shall include, at least, a senior executive of each Party. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the Committee by giving written notice to the other Party.

12.4.	The Committee shall convene on a regular basis, and as otherwise agreed between the Parties, to manage, coordinate, ensure clear and open communication between the Parties, to discuss, monitor, plan, review, and inspect the road map for the distribution of the Device including the Commercialization Plan (as defined below) on an ongoing basis.

12.5.	The Committee shall establish a schedule of times for regular meetings. The Committee shall meet semi-annually or upon other agreed upon time periods. Meetings may be held in person, by telephone or videoconference, provided that at least one meeting per calendar year shall be held in person. Such in-person meeting shall alternate between the respective offices of Company in the US or Israel and Distributor or such other locations mutually agreed upon by the applicable Committee.

12.6.	The Committee shall be responsible to reach agreement on annual target objectives, roadmap milestones, and forecasts. The initial roadmap for the period of five (5) years is hereto attached as Exhibit C (the “Roadmap”). The Committee shall review the Roadmap and update it at least once a year. Each such Roadmap agreed by the Parties shall be added as an Exhibit to this Agreement as Exhibit C-1, Exhibit C-2, etc., thereby replacing the previous the Roadmap, and shall become an integral part of this Agreement.

12.7.	Disputed matters first arising in the Committee, or not resolved by the Committee shall be referred to senior management of the Parties for resolution.

12.8.	Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee. In addition to and without limiting the generality of the foregoing, (a) no Committee shall substitute for either Party’s ability to exercise any rights set forth under this Agreement nor excuse the performance of any obligation set forth under this Agreement, (b) no Committee shall have the authority to make any determination that a Party is in breach of this Agreement, or that a Party has engaged or not engaged in acts related to breach and (c) no Committee shall have the power to amend, modify or waive compliance with this Agreement.

13.	Limited Warranty; Extended Warranty

Notwithstanding anything to the contrary set forth herein regarding maintenance of the Products:

13.1.	The Company warrants to Distributor that the Products will be free of defects in material and workmanship under normal use and service for a period of the earlier of: (i) 25 months following the delivery of Products to the Distributor; or (ii) 25 months as of the proper installation of the Product at the customer’s site (the “Warranty” and “Warranty Period”, respectively).

13.2.	If, during the Warranty Period, a defect in a Product is discovered, then subject to the receipt of notification of such defect from Distributor the Company, at its sole obligation and liability will, at its option, repair or replace the defective Product, on a service schedule to be agreed by the Parties in writing on a case-by-case basis. Such repair or replacement obligation is conditioned upon the defective component of the Product being returned to the Company with its original serial number.

13.3.	The warranty shall not apply to a Product which has been repaired or altered not in accordance with the Company’s instructions, nor shall it apply to a Product which has been subject to misuse, unauthorized use, negligence, accident, (including fire, water, explosion, smoke, vandalism, etc.), or which has been operated contrary to the Company’s instructions,

13.4.	In the event that Distributor resells the Product, Distributor’s rights under the Warranty shall be non-transferable and non-assignable, and the Warranty shall apply only to Distributor and shall not extend, expressly or by implication, to any other person or entity, including the customers who purchase the Products from the Distributor. In event of the deployment of other Commercial Arrangements under which Distributor is not the reseller of the Product, the Parties shall agree in advance and in writing on the pricing and commercial terms of providing an extended warranty, support and maintenance services.

13.5.	Except as provided under this Agreement, the warranty under this section 13 shall BE EXCLUSIVE, IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, PROMISES, OR REPRESENTATIONS WHETHER WRITTEN, ORAL OR IMPLIED, AND NO OTHER WARRANTY IN RESPECT TO THE PRODUCTS, IS OR WAS GIVEN BY THE COMPANY, SUCH THAT ANY OTHER WARRANTY, INCLUDING WITHOUT LIMITATION WITH RESPECT TO MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IS HEREBY EXPLICITLY DISCLAIMED.

13.6.	Subject to the payment of the fees set forth in Exhibit B, the Company will offer post-warranty maintenance and support services (“Extended Warranty”) for the Products and render such services in accordance with the standards, procedures, guidelines and instructions as the Company may notify from time to time. The Extended Warranty shall contain the same terms as the first year Warranty that was granted to Distributor by the Company, and under payment terms agreed by the Parties in writing on a case-by-case basis.

13.7.	For the avoidance of any doubt, the Distributor will provide its customers with first-level support required under all Extended Warranty or any other post-warranty maintenance and support agreements.

14.	Limitation of Liability

14.1.	OTHER THAN IN CASE OF BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY PURSUANT TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREIN, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, PROFITS, BUSINESS, INCOME, ANTICIPATED SAVINGS, GOODWILL OR OTHER COMMERCIAL LOSS, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT THAT SUCH LIABILITY MAY NOT LAWFULLY BE EXCLUDED.

14.2.	OTHER THAN IN CASE OF BREACH OF CONFIDENTIALITY OBLIGATIONS AND/OR GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT, EXCEPT TO THE EXTENT THAT LIABILITY MAY NOT BE LAWFULLY EXCLUDED, UNDER NO EVENT SHALL EITHER PARTY’S MAXIMUM CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND/OR THE PRODUCTS EXCEED THE AGGREGATE AMOUNT ACTUALLY PAID AND/OR PAYABLE BY DISTRIBUTOR TO THE COMPANY HEREUNDER IN THE 24 MONTH PERIOD IMMEDIATELY PRECEDING THE LAST DATE OF EVENTS GIVING RISE TO SUCH LIABILITY.

15.	Competitive Products

15.1.	While it is the Parties’ intention that the Products shall be Distributor’s first choice in the purchase and distribution in the Territory of Energy Storage and/or Power Boosting Products (“Competitive Product(s)”), the Parties agree and acknowledge that Distributor shall be entitled to engage third parties for the procurement of Competitive Products in the Territory, subject to the terms and conditions detailed in this Section 15.

15.2.	In any event that Distributor engages a third party for the procurement of Competitive Product(s) in the Territory and receives a binding quote from such third party, it shall, prior to entering a binding agreement and/or purchase order with such third party for the Purchase of Competitive Product(s), provide the Company with a written notice detailing the Competitive Product(s) to be provided, power boosting specifications and boosting capabilities, quantities, quality parameters, payment model and payment terms, warranty terms, service and maintenance terms, delivery terms, and other material relevant terms in connection with such transaction (a “Notice”).

15.3.	Following receipt by the Company of a Notice, the Company shall have fifteen (15) days (or a longer period mutually agreed by the Parties in writing) to pursue such transaction by providing Distributor with a written offer for the sale of Products together with any additional terms and conditions proposed by the Company in connection therewith.

15.4.	In the event that the Company has provided Distributor with a written offer during the period set forth in Section 15.3 above at a price which is equal or lower than the total price offered by the third party per each Power Boosting Product, then Distributor shall consider purchasing the Products from the Company under the terms agreed by the Parties.

16.	Confidentiality

16.1.	The Parties hereto acknowledge that confidential information shall be exchanged between the Parties during the course of this Agreement. For the purposes hereof, “Confidential Information” shall mean all information, data, technology, know-how, designs, inventions, discoveries, processes, models and/or trade and business secrets, including without limitation, the details of this Agreement, sales, financial, contractual and marketing information, which have been hereto or may hereafter be transmitted or otherwise disclosed by the Parties hereto.

16.2.	The Parties shall maintain in the strictest confidence all Confidential Information received from the other Party hereto, so long as this Agreement is in effect and for a period of 5 years thereafter. Neither Party shall use any Confidential Information of the other party for any purpose whatsoever except for the fulfilment of the terms of this Agreement and shall not divulge any such Confidential Information to any third party without the prior express written consent of the other Party. Each Party may only afford his employee’s access to the Confidential Information to the extent required by them for the proper performance of their duties under this Agreement.

16.3.	The following information shall not be considered as Confidential Information: Information which (a) is in, or enters, the public domain other than by reason of a breach hereof by the Party receiving the information (the “Recipient”). Combination of individual features that are in the public domain and/or in the possession of the Recipient shall not be deemed to be within the foregoing exception, but only if the combination itself and its principles of operation are in the public domain or in the possession of the Recipient; (b) was known to the Recipient prior to the disclosure thereof by the disclosing Party; (c) is legally transmitted or disclosed to the Recipient without restriction by a third party which owes no obligation of confidentiality to the disclosing party; or (d) is developed by Recipient independently without use or access to the disclosing party’s Confidential Information.

16.4.	The Recipient shall, if so requested by any court of competent jurisdiction or any competent judicial, governmental or regulatory body, be entitled to disclose to such body the Confidential Information requested, provided that the Recipient shall, prior to such disclosure and, to the extent permitted by law, promptly inform the disclosing Party of the circumstances of disclosure and the Confidential Information that is requested to be disclosed and take all such steps as may be reasonable and practical in the circumstances to enable the disclosing Party to seek a protective order or other appropriate remedy before making the disclosure and shall further only disclose that part of the Confidential Information requiring disclosure. If the Recipient is unable (i.e. prevented under law) to inform the disclosing Party before the Confidential Information is disclosed pursuant to this section 16.4 it shall (to the extent permitted by law) inform the disclosing Party, immediately after the disclosure, of the circumstances of the disclosure and the Confidential Information which has been disclosed.

16.5.	Each Party acknowledges and agree that the other Party is a publicly traded company (Company on the Tel Aviv Stock Exchange and Distributor on the Nasdaq), and that as a disclosing party, in the course of disclosure, it may make available to the other Party, certain information or Confidential Information (financial, commercial or other) which has not yet been disclosed or filed to the public. Each Party specifically acknowledges and agrees that using such information of Confidential Information and utilizing it to its benefit may cause it and/or the other Party to be in violation of the Israeli securities laws. Each Party further undertakes and agrees to procure that it, and/or any of its affiliates, employees, representatives or anyone on its behalf, shall not to utilize such Information in a way which may be considered ‘inside trading’ or in any way which may be considered a violation of the Israeli or U.S securities laws applicable to the other Party. Each Party shall indemnify the other Party for any costs and expenses incurred by it in connection with the violation of its obligation hereunder and specifically its obligations under this Section 16.5.

16.6.	Upon the written request of the disclosing Party’s, Recipient shall return or destroy (or, in the case of electronic form, erase) all tangible material embodying the Confidential Information (in all forms and including, without limitation, all documents, samples, summaries, copies, and excerpts of the Confidential Information) in its possession or under its control. Recipient shall certify in writing to the disclosing Party’s that such destruction or return has been accomplished.

16.7.	This Section 16 shall be binding upon Each Party and its respective affiliates, subsidiaries or successors and shall survive the expiration or termination of this Agreement.

17.	IP Rights, Branding and Trademarks

17.1.	IP Rights. The Parties agree and confirm that their respective IP Rights as set forth in Section 6 to the Collaboration Agreement are in effect, and shall apply to the Parties’ engagement under this Agreement, mutatis mutandis.

17.2.	Branding and Trademarks. The Parties shall mutually agree on the branding of the Products. Without derogating from the foregoing, Distributor shall sell, market and advertise the Products only in their original packaging and under Company’s trademarks, trade names, logos, labels or other indications of source or origin ( “Trademarks”) and shall not: (a) erase or cover any trademarks, trade names, logos, labels or other indications of source or origin ( “Trademarks”) which the Company may affix to the Products, (b) modify, replace, change or cover any of the Products’ original packaging. For the above use of the Company’s Trademarks, Distributor is hereby granted a limited, non-exclusive, non- transferable license to use such Trademarks during the Term of this Agreement only. Distributor shall have the right to add its own logos, trademarks, tradenames and labels to all Products that Distributor will sell or deploy within the Territory, in a scope and manner as shall be mutually agreed in advanced by the Parties.

18.	Miscellaneous

18.1.	Entire Agreement. Without derogating from the terms and conditions of the Collaboration Agreement and the Parties undertakings towards the BIRD Foundation, this Agreement together with the exhibits and annexes hereto and Collaboration Agreement, contain the entire agreement between the Parties hereto with respect to the distribution of Products, and supersedes all prior oral understandings relating to the subject matter hereof, if any.

18.2.	Severability. In the event that any condition, stipulation or provision hereunder is held, by a court of competent jurisdiction or other authority, to be invalid, illegal or unenforceable, for any reason whatsoever, all the remaining conditions, stipulations and provisions contained herein shall remain in full force and effect and shall be binding on the Parties without any change.

18.3.	Publicity. All publications and/or reports regarding this Agreement and the Parties’ collaboration shall be made in accordance with applicable securities law, and to the extent applicable, coordinated by the Parties.

18.4.	Independent Contractors. The relationship between the Parties is that of buyer and seller; Distributor acts as an independent contractor on its own account and responsibility and not as a legal agent of the Company for any purpose whatsoever. Nothing in this Agreement shall be construed: (i) to give either Party the power to direct or control the daily activities of the other Party, or (ii) to constitute the Parties as employer and employee, franchiser and franchisee, licensor and licensee/sub-licensor, partners, joint-venturers, co-owners or otherwise as participants in a joint undertaking.

18.5.	Assignment. The Parties shall not transfer, assign or pledge in any manner whatsoever any of its rights or obligations under this Agreement, without the other Party’s prior written consent. For the purpose of this section 18.5, Distributor’s U.S. wholly owned subsidiaries shall be deemed as Distributor itself and such U.S. subsidiary activities shall not be deemed as a prohibited assignment under this Section 18.5.

18.6.	Notices. All notices and other communications required or desired to be communicated by one Party hereto to the other shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by fax or email if sent during normal business hours of the recipient on a business day, or if not, then on the next business day or (iii) 5 business days after deposit with the relevant post office, by registered or certified mail, postage prepaid. All communications shall be sent to the respective addresses set forth in the preamble to this Agreement or to such other addresses as may be designated by written notice.

18.7.	Amendments. This Agreement may be amended, modified, superseded, renewed or extended, only by a written instrument executed by both Parties hereto.

18.8.	Interpretation. The captions and titles in this Agreement are intended solely for convenience, and will have no significance in the construction or interpretation of this Agreement.

18.9.	Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.10.	Force Majeure. Neither Party shall be deemed to be in breach of this Agreement or of any Purchase Order issued hereunder, nor shall such Party incur liability or bear responsibility due to a delay or failure in performance (other than of obligations regarding the payment of money or confidentiality or intellectual property rights), which delay or failure caused by circumstances beyond the reasonable control of the Party affected, including but not limited to acts of God, fire, flood, war, terrorism, embargo, accident. A Party affected by an event of force majeure shall: (a) notify the other Party hereto in writing of any such event and the estimated duration thereof: and (b) make reasonable efforts to minimize the implications of such event of force majeure. Performance that is delayed by any event of force majeure shall be extended for such time as the event continues.

18.11.	Governing Law and Forum. The validity, performance and construction of this Agreement shall be governed by and interpreted in accordance with the laws of the England (without regard to its conflict of law’s provisions). The Parties hereby irrevocably consent to the exclusive jurisdiction of the competent courts in London, England, to adjudicate all disputes arising from or in connection with this Agreement, to the exclusion of any other court; provided however, that the Company shall retain the right to institute proceedings, including interlocutory and/or injunctive relief, in any other territory, and in such case, the laws of such territory will apply to any such proceeding.

18.12.	United Nations Convention on Sale of Goods. The Parties agree that the 1980 - United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.13.	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

[Signature page to Distribution Agreement]

IN WITNESS Whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized and empowered officers or representatives, this 29 day of November, 2022.

ZOOZ Power Ltd.

Blink Charging Co.
Name:	Boaz Weizer	Name:	Michael D. Farkas
Title:	CEO	Title:	CEO & Executive Chairman

Products

The ZOOZTER-100™ - Kinetic Power Booster, 100kW output

Initial Roadmap

[TBD by the Parties]